UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

AIRGATE PCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-123755	20-2156350
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5225 S. Loop 289, Lubbock, Texas	79424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (806) 722-1100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On November 21, 2005, Alamosa Holdings, Inc. (“Alamosa”) entered into a merger agreement (the “Merger Agreement”) with Sprint Nextel Corporation (“Sprint Nextel”) and AHI Merger Sub Inc., a wholly owned subsidiary of Sprint Nextel (“Merger Sub”), pursuant to which Merger Sub would merge with and into Alamosa (the “Merger”), with Alamosa surviving the Merger. On February 1, 2006, the Merger was consummated. As a result of the Merger, Sprint Nextel became the owner of 100% of the voting securities of Alamosa, of which AirGate PCS, Inc. is a directly-held, wholly owned subsidiary. Pursuant to the Merger Agreement and effective February 1, 2006, the members of the board of directors of AirGate PCS, Inc. resigned and were replaced with board members designated by Sprint Nextel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AIRGATE PCS, INC.

Date: February 1, 2006	By:	/s/ Kendall Cowan
Kendall Cowan, Chief Financial Officer